QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
AUSTINS STEAKS & SALOON, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SUBJECT TO COMPLETION, DATED AUGUST    , 2002

REVOCATION OF CONSENT STATEMENT
BY THE BOARD OF DIRECTORS
OF
AUSTINS STEAKS & SALOONS, INC.

Dear Shareholders:

        The Board of Directors of Austins Steaks & Saloons, Inc., a Delaware corporation ("Austins" or the "Company") is furnishing this Revocation of Consent Statement and the accompanying BLUE Revocation of Consent Card to the holders of the outstanding shares of Austins common stock, par value $0.01 per share, in opposition to the solicitation by a small group calling themselves the "Austins Group" (the "Dissidents").

        The Annual Meeting of Shareholders of Austins was recently held on June 25, 2002. At that time, nine persons were elected to serve as Directors of your Company for the ensuing year. One of the persons elected at the Annual Meeting was Titus W. Greene. Mr. Greene served on the Nominating Committee, which Committee nominated the persons who were elected and who currently sit on the Board of Directors of your Company.

        Mr. Greene resigned from the Company's Board of Directors effective as of July 18, 2002. Mr. Greene is now heading the Dissidents (Titus W. Greene, G. Thomas Cliett, Charles W. Mantooth and Thomas M. Hontzas) in an effort to remove six of your current Directors.

        On August    , 2002, the Dissidents commenced a Consent Solicitation in an effort to remove six of the recently elected members of the Company's Board of Directors (all except Paul C. Schorr, III and J. Alan Cowart) and to elect seven persons nominated by the Dissidents. Accordingly, a consent in favor of the Dissidents' proposals is a consent to turn control of your Austins Board over to the Dissidents.

        The Dissidents allege a "pattern of mismanagement" and yet acknowledge that three of the members of the Dissidents Group have served as Directors of Austins during the period of time in which they allege that the mismanagement has occurred.

        We believe that your current Austins Board is in the best position to continue to move the Company forward. The attached Proxy Statement responds to the Dissidents' contentions and highlights certain statements and omissions in the Consent Statement of the Dissidents which your Board believes are false and misleading.

        THEREFORE, WE ARE URGING YOU NOT TO GIVE ANY CONSENTS IN RESPONSE TO THE DISSIDENTS SOLICITATION, AND WE ARE SEEKING THE REVOCATION OF ANY CONSENTS THAT MAY HAVE BEEN GIVEN TO THE DISSIDENTS SOLICITATION.

        YOUR AUSTINS BOARD UNANIMOUSLY OPPOSES THE DISSIDENTS CONSENT SOLICITATION AND URGES YOU NOT TO SIGN ANY GOLD CONSENT CARD SENT TO YOU BY THE DISSIDENTS. THE BOARD URGES YOU TO DISCARD ANY GOLD CONSENT CARDS SENT TO YOU BY THE DISSIDENTS.

        IF YOU HAVE PREVIOUSLY SIGNED AND RETURNED ANY GOLD CONSENT CARD TO THE DISSIDENTS YOU HAVE EVERY RIGHT TO CHANGE YOUR MIND. THE BOARD URGES YOU TO SIGN, DATE AND MAIL THE ENCLOSED BLUE REVOCATION OF CONSENT CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

        EVEN IF YOU HAVE NOT PREVIOUSLY SIGNED AND RETURNED ANY GOLD CONSENT CARD TO THE DISSIDENTS YOU MAY STILL SEND A BLUE REVOCATION OF

CONSENT CARD TO AUSTINS, WHICH WILL HAVE NO LEGAL EFFECT BUT WOULD ASSIST US IN MONITORING THE PROGRESS OF THE CONSENT SOLICITATION.

        IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKER OR OTHER NOMINEE, ONLY YOUR BANK, BROKER OR OTHER NOMINEE CAN EXECUTE A REVOCATION OF CONSENT FOR YOUR SHARES, AND ONLY PURSUANT TO YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, YOU ARE URGED TO REJECT THE DISSIDENTS BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE REVOCATION OF CONSENT CARD PROMPTLY, USING THE ACCOMPANYING POSTAGE-PREPAID ENVELOPE PROVIDED BY YOUR BANK, BROKER OR NOMINEE.

        This Consent Statement is first being furnished to shareholders of Austins on or about August    , 2002.

        If you have questions regarding completion of your BLUE Revocation of Consent Card, please call:

Vic Foti, President (540) 345-3195	or	Robyn Mabe, CFO (540) 345-3195

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

        This Consent Statement may contain some forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current information. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions and plans, future performance, and potential growth and performance of the Company.

        Any and all of our forward-looking statements in this Consent Statement can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed. Because these statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution you not to place undue reliance on the statements, which speak only as of the date of this Consent Statement. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise. The cautionary statements contained or referred to in this section should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

REASONS YOUR AUSTINS BOARD
OPPOSES THE DISSIDENTS' CONSENT SOLICITATION

        The Dissident Group indicates that it is disappointed with the Company's performance, financial condition and stock price. Your management and the current Board of Directors are also not satisfied with the earnings and the stock price. None of us, including the Dissident Group, can control the market price of any individual stock including Austins. Over the last two years, investors have suffered the most significant decline in the stock market since 1987. All that the management and current Board can do is work hard to increase the earnings of Austins. We have been through several difficult years in the Company's history but the Board and management have been working hard to position the Company for future growth and profitability. We believe that we are poised to show increased earnings and we ask for your continued support to implement our plan.

        We want to set the facts straight on a number of matters which the Dissident Group raises in its Consent Solicitation Statement.

  •
  While the Dissident Group complains of a number of matters about current management of Austins, you will find nothing in the Dissident Group material in the way of a plan or strategy to either reduce expenses or increase earnings. They told us in a meeting on August 8, 2002 that they had no plan yet.

  •
  The Dissident Group states that Mr. Titus Greene and the other members of the Dissident Group feel the current makeup of the Board hinders the Company's future prospects. Mr. Greene was a director of the Company from 1994 to 1997, and again from 1999 until July 18, 2002 when he resigned. Mr. Greene was also a member of the Board Nominating Committee for 2002. Mr. Greene never proposed, either this year or in prior years, any new or different nominees for the Board of Directors. Mr. Greene did not object to the current slate of directors which were approved by you in June. Mr. Mantooth was on the Board of Directors in 1998 and 1999 and Mr. Hontzas was on the Board from 1997 to 2001. Neither offered new or different nominees to the Board of Directors and neither objected to the nominees who were presented. Until now, none of the Dissident Group has come forward to meet with management or the current Board of Directors to propose any changes in management strategy or any changes in the Board of Directors.

  •
  The Dissident Group complains that not enough is being done to enhance shareholder value. In fact, with the approval of Titus Greene, the Company engaged the investment banking firm J.H. Chapman Group LLC to do exactly that. By letter dated July 29, 2002, Chapman advised they could go no further for the Austins' shareholders until this struggle with the Dissident Group is resolved.

  •
  The Dissident Group complains about acquisition of Company stores and the acquisition of the Quincy's units. The Dissident Group never objected to the acquisition of Company stores (except Mr. Hontzas' opposition to the Shreveport lease in 1997) and, in fact, Titus Greene sold the Company one of his stores in Myrtle Beach in September, 1998 which turned out to be very unprofitable and has cost the Company hundreds of thousands of dollars.

    Current management has determined over the past several years that it is difficult for a small organization such as Austins to profitably operate Company stores and has been utilizing all appropriate and reasonable efforts to close the unprofitable stores. We believe that this course of action has been in concurrence with the desires and business beliefs of the Dissident Group.

  •
  The acquisition of the Quincy's units was a bold move by management to try to significantly enhance earnings and shareholder value. The strategy was not totally successful; however, the Company ultimately netted over 20 new franchised units. The expected royalty stream from these units over the next 20 years should more than makeup for the net loss in the year 2000. This transaction increased the average life of the franchised system from nine years to eleven years. This equates to approximately $12 million of additional revenue stream to our franchise system.

  •
  The Dissident Group proposes Mr. W.E. Proffitt as a director. Management would likely have proposed Mr. Proffitt as a director nominee if Titus Greene had not stood for re-election. Since Mr. Greene resigned to lead the Dissident Group, the Board of Directors on August 12, 2002 elected Mr. Profitt to fill out Mr. Greene's term on the Board.

  •
  The Dissident Group complains of costly legal expenses and misguided lawsuits. The most expensive litigation in the Company's history was commenced when Titus Greene was Chairman of the Board of The WesterN SizzliN Corporation. Under Mr. Greene's leadership, the then president and chief executive officer David Wachtel was terminated. Mr. Wachtel sued for substantial damages alleging a breach of his employment agreement. The ultimate resolution of this litigation cost the Company over $1.65 million in legal fees, a $1 million settlement to Mr. Wachtel and the purchase of all of his Austins stock at a cost of $2.50 per share.

    Currently, the Company is involved in only one piece of litigation involving five Company stores in Louisiana. Management believes that the Company has meritorious claims against the lessors that even if the lessors prevail, those costs would be approximately offset by the Company's claims against the lessors. Conversely, this current action by the Dissident Group to replace the current Board of Directors will cost the Company significantly, in terms of wasted management time, as well as significant legal and other expenses.

  •
  Since five of the nominees proposed by the Dissident Group are current franchisees of the Company, we must assume that the strategy of the Dissident Group is to add franchises and increase franchise income. That is precisely the strategy that current management and the Board of Directors has been implementing for the past two years. The Quincy's transaction ultimately netted over 20 new franchisees. The Company has enhanced its franchise activities over the last two years and is continually searching for new and profitable opportunities. Franchise fees for new franchises will be higher than existing franchise fees. Management will continue to develop new ideas for franchisees to upgrade their store images and physical facilities and derive new and additional revenues. These efforts, coupled with the closing of unprofitable Company-owned units is calculated to significantly increase earnings and shareholder value.

        Management and the current Board believe that the Company's financial condition is good at this point. The Company has improved its ratio of current assets to current liabilities and has reduced indebtedness by $1.16 million since December, 2000, thereby strengthening the balance sheet. Franchise revenues are positioned for growth and litigation matters and expense have been drastically reduced.

        Before you think about signing a Gold card to replace current management and the Board of Directors, please ask Titus Greene, Charles Mantooth and Tommy Cliett how many WesterN SizzliN restaurants they have closed over the last ten years and what the losses were in those restaurants before they closed them. How does the group propose to increase growth when they have been a part of the decreasing restaurant units in our franchise system?

DISSIDENTS' PROPOSALS

        The Dissidents are soliciting your consent to the following three actions. WE BELIEVE THAT THE DISSIDENTS' PROPOSALS WILL DISADVANTAGE AUSTINS STOCKHOLDERS AND URGE YOU NOT TO SIGN AND TO DISCARD ANY GOLD CONSENT CARD SENT TO YOU BY THE DISSDENTS.

  (1)
  Remove six of the current eight Austins Directors (all except Paul C. Schorr, III and J. Alan Cowart) and remove any other Directors elected or appointed to the Austins Board before the effective time of this shareholder action.

  (2)
  Elect Titus W. Greene, Charles W. Mantooth, Thomas M. Hontzas, Charles H. Wright, Pat Vezertzis, Jesse M. Harrington III and William E. Proffitt to replace the six removed Directors and fill the vacancy created by the resignation of Mr. Greene, to serve as Directors of Austins until their respective successors are duly elected and qualified or their earlier resignation or removal. In addition, the Dissidents suggest that the remaining two members of your Company's Board of Directors may resign, in which event the Dissidents propose to elect two as yet unnamed persons to the Board of your Company.

  (3)
  Repeal any amendment to the Company's bylaws adopted by the current Board between July 17, 2002 and the date on which this shareholder action becomes effective.

        Each of the Dissidents' Proposals 1 and 2 is conditioned upon the adoption of the other. Dissidents' Proposals 1 and 2 are designed to enable the Dissidents to take control of your Company's Board of Directors. Dissidents' Proposal 3 is designed (i) to nullify unspecified bylaws which may be adopted by your Board in its effort to act in and protect the interests of Austins' stockholders and (ii) to retain for Dissidents nominees the ability to make unspecified bylaws thereafter. As of the date of this Revocation of Consent Statement, Austins has not adopted or amended any bylaws subsequent to July 17, 2002.

QUESTIONS AND ANSWERS ABOUT THIS
REVOCATION OF CONSENT SOLICITATION

Q:
WHO IS MAKING THE SOLICITATION?

A:
This Revocation of Consent Solicitation is being made by the Board of Directors of your Company. Members of the Board of Directors are the beneficial owners of approximately 20.16% of the Company's common stock as of August, 2002, which is the Consent Record Date.

Q:
WHAT ARE WE ASKING YOU TO DO?

A:
WE ARE ASKING YOU TO NOT SIGN ANY GOLD CONSENT CARD AND TO SIGN AND RETURN THE BLUE REVOCATION OF CONSENT CARD.

Q:
WHO CAN CONSENT TO THESE MATTERS?

A:
If you owned shares of the Company on the Consent Record Date you have the right to consent to the proposals, even if you disposed of some or all of your shares after the Consent Record Date.

Q:
HOW MANY SHARES MUST BE VOTED IN FAVOR OF THE DISSIDENTS' PROPOSALS TO ADOPT THEM?

A:
The Dissidents must receive consents from a majority (i.e., more than 50%) of the issued and outstanding shares of Austins common stock as of the Consent Record Date as to each proposal in order for each of the proposals to be adopted. As of the Consent Record Date, the Company had 12,178,800 shares of common stock outstanding. Therefore the affirmative vote of at least 6,089,401 shares is necessary to adopt each of the Dissidents' Proposals. Abstentions, failures to vote and broker non-votes will have the same effect as a "no" vote. The Board of Directors of your Company beneficially own 2,455,131 shares, or 20.16%, of the Company's issued and outstanding shares and the individual Directors DO NOT intend to consent to any of the Dissidents' Proposals.

Q:
WHAT IS THE DEADLINE FOR SUBMITTING REVOCATION OF CONSENTS?

A:
Under Section 228(c) of the Delaware General Corporation Law, consents must be received by the Company within 60 days of the Consent Record Date in order to be effective. Accordingly, consents cannot be submitted later than October 5, 2002 (the "Termination Date") and Revocation of Consents may be filed up until that date. However, because the Dissidents' Proposals will become effective upon delivery to the Company of valid and unrevoked consent cards totaling more than 50% of the shares entitled to vote as of the Consent Record Date, and because this may occur before the 60-day period has expired, WE URGE YOU TO ACT PROMPTLY. EVEN IF YOU HAVE NOT SIGNED AND RETURNED A GOLD CONSENT CARD WE URGE YOU TO SIGN AND RETURN A BLUE REVOCATION OF CONSENT CARD, WHICH WILL HAVE NO EFFECT BUT WILL ASSIST US IN MONITORING THE PROGRESS OF THE CONSENT SOLICITATION.

Q:
WHAT SHOULD YOU DO TO WITHHOLD OR REVOKE YOUR CONSENT?

A:
If your shares of common stock are held in your own name, please sign, DATE and fax the enclosed BLUE Recovation of Consent Card today to Vic Foti at (540) 345-0831. Please also mail or hand-deliver the original to Austins at 317 Kimball Avenue NW, Roanoke, Virginia, 24016.

        If your shares of common stock are held in "Street Name" (e.g., by a broker or bank), only your broker or bank can execute a Revocation of Consent on your behalf, but only upon receipt of your specific instructions. Please sign, DATE and mail or hand-deliver the enclosed REVOCATION OF CONSENT INSTRUCTION FORM to your broker or bank today, along with the BLUE REVOCATION OF CONSENT CARD for your broker or bank to execute. Please also contact the persons responsible for your account and instruct them to execute the consent card on your behalf and to DATE the consent card.

        If you need additional BLUE Revocation of Consent Cards for shares held in more than one name, please contact Vic Foti at (540) 345-3195 and we will forward additional Revocation of Consent Cards.

Q:
CAN YOU CONSENT EVEN IF YOU HAVE EXECUTED AND RETURNED A REVOCATION OF CONSENT?

A:
Yes. You may revoke an executed Revocation of Consent Card at any time before the Termination date by marking, dating, signing and delivering a written Consent card to Charles W. Mantooth in any manner of delivery. The delivery of a subsequent and properly dated consent that is properly completed, in opposition to an earlier consent, will also constitute a revocation of the earlier consent.

Q:
WHOM DO YOU CALL IF YOU HAVE QUESTIONS ABOUT THE SOLICITATION?

A:
Please call Vic Foti at (540) 345-3195 or Robyn Mabe at (540) 345-3195.

INFORMATION ABOUT THE BOARD OF DIRECTORS OF AUSTINS

Members of the Board of Directors

        The names of the current members of the Board of Directors and certain information about them are set forth below:

Name	Age	Position	Since
J. Carson Quarles(3)(4)5)	65	Chairman of the Board	1999
Victor F. Foti(5)	66	President, Chief Executive Officer and Director	1999
Paul C. Schorr, III(1)	65	Director	1994
Roger D. Sack(l)	67	Director	1995
A. Jones Yorke(l)(4)5)	71	Director	1995
Ronald G. Stancill(3)(4)5)	62	Director	1999
J. Alan Cowart(2)(5)	38	Director	1999
Stanley L. Bozeman, Jr.(2)(4)5)	46	Director	1999
William E. Proffitt	37	Director	2002

(1)
Member of Audit Committee

(2)
Member of Compensation Committee

(3)
Member of Nominating Committee

(4)
Member of Executive Committee

(5)
Also a WesterN SizzliN Director

        James Carson Quarles has been a Director of the Company since July 1, 1999. He has also been a Director of The WesterN SizzliN Corporation ("WesterN SizzliN") since February 26, 1996 and Chairman of the WesterN SizzliN Board since November 25, 1996. Pursuant to the Agreement and Plan of Merger by and among Austins Steaks & Saloon, Inc., Austins Acquisition Corp. and WesterN SizzliN dated April 30, 1999 (the "Merger Agreement"), WesterN SizzliN became a wholly owned subsidiary of the Company (the "Merger"). Mr Quarles retired as President of Southwestern Region of Central Fidelity National Bank on December 31, 1994, completing a 37-year banking career. He has served on several boards. He is currently on the Board of Directors of two other companies. Among his many past civic and professional affiliations, he was a past member of the Board of Directors and

Executive Committee of the Virginia Bankers Association. Mr Quarles has been inducted into the National Business Colleges' Hall of Fame.

        Victor F. Foti has been the Company's President, Chief Executive Officer and a Director since July 1, 1999. Mr Foti has been WesterN SizzliN's President and Chief Executive Officer since March 1, 1995. He has been a WesterN SizzliN Director since May 14, 1997. He was Director, Secretary, Treasurer and Executive Vice President of WesterN SizzliN from December 13, 1993 to March 1, 1995. Mr Foti became a Certified Public Accountant in June, 1959 and was employed by the certified public accounting firm of Foti, Flynn, Lowen & Co., P.C. in Roanoke, Virginia from 1976 to July 1, 1997. Mr Foti has been a WesterN SizzliN franchisee since July 1, 1986. Mr Foti has served as President of the Virginia Society of CPA's; served on the Board of Directors of the Virginia Society of CPA's and the American Institute of CPA's.

        Paul C. Schorr, III has been a Director of the Company since August 1, 1994. Mr Schorr served as Chairman of the Board of the Company from June 20, 1995 until July 1, 1999. For the past twelve years, Mr Schorr has served as the President and Chief Executive Officer of ComCor Holding, Inc., a consulting firm. In addition, Mr Schorr is a Director of Ameritas Life Insurance Corp.; The Schorr Family Company, Inc.; and National Research Corporation (a public company).

        Roger D. Sack has served as a Director of the Company since June 26, 1995. For the past seventeen years, Mr Sack has been associated with York Cold Storage Company, a refrigeration and storage company. Mr Sack performs strategic planning and financial service for York Cold Storage Company. In addition, from 1980 until May 1995, Mr Sack served as an Executive Vice President and Director of York State Co., a bank holding company and he currently serves as a Director, President and Chief Executive Officer.

        A. Jones Yorke has been a Director since 1999, and also is and has been a WesterN SizzliN Director since May 12, 1999. Mr Yorke was previously Chairman and a Director of Auerbach Financial Group, Inc., an investment firm in New York City since July, 1998. Prior to that, Mr Yorke served as a Senior Officer of Weatherly Securities and Coleman & Company Securities Corporation. He was previously President of Paine Webber, Inc. and Executive Director of the Securities and Exchange Commission.

        Ronald G. Stancill has been a Company Director and a WesterN SizzliN Director since November 11, 1999. He was a WesterN SizzliN Director from 1993 to 1996. Mr Stancill was previously a WesterN SizzliN franchisee.

        J. Alan Cowart has been a Company Director and a WesterN SizzliN Director since November 11, 1999. Mr Cowart has been a WesterN SizzliN franchisee since 1985 and is presently the owner-operator of a restaurant in Pooler, Georgia.

        Stanley L Bozeman, Jr has been a Director since July 1, 1999, and has been a WesterN SizzliN Director since April 12, 1995. Mr Bozeman has been a WesterN SizzliN franchisee since 1979. He is presently the owner-operator of a restaurant in Griffin, Georgia. He is the General and Managing Partner of Bozeman Properties Limited Partnership and owner of Stan Bozeman Rental Property Company.

        William E. Proffitt has been a Director since August 11, 2002. Mr. Proffitt has owned and operated a WesterN SizzliN franchise restaurant in Charlottesville, Virginia since 1997. He previously served as Director of Company Operations for WesterN SizzliN Corporation from 1996 to 1997.

CERTAIN LITIGATION

        The Company filed suit to enjoin the Dissidents from violating federal securities laws and interfering with contractual relationships.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of the Company's Common Stock as of the Record Date (a) by each Director and each Executive Officer, (b) by all Directors and Executive Officers as a group, and (c) by all persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock. Unless otherwise indicated, the address for these individuals is 317 Kimball Avenue, Roanoke, Virginia 24016.

NAME AND ADDRESS OF PERSON	NO. OF SHARES		PERCENT CLASS(2)
Victor F. Foti President, Chief Executive Officer and Director	645,175	(3)	5.3%
Robyn B. Mabe Vice President, Chief Financial Officer and Corporate Controller Secretary/Treasurer	10,000		(1)
J. Carson Quarles Chairman 7323 Lamarre Circle Roanoke, VA 24019	36,666		(1)
Stanley L. Bozeman, Jr. Director 1412 North Expressway Griffin, GA 30223	286,000	(4)	2.3%
J. Alan Cowart Director 104 Pine Lakes Avenue Savannah, GA 31405	457,500	(5)	3.8%
Paul C. Schorr, III Director P.O. Box 57310 Lincoln, NE 68505	385,009	(7)	3.2%
Roger Sack Director 2745 East Gate Road Lincoln, NE 68502	229,799		1.9%
A. Jones Yorke Director 450 Park Avenue] New York, NY 10022	20,000	(6)	(1)
Ronald G. Stancill Director P.O. Box 1149 Anniston, AL 36202	402,000	(8)	3.3%

Titus Greene 2109 Windermere Lane Shelby, NC 28150	2,000,000	16.4%

All Directors and Officers as a group beneficially own 2,465,131 shares or 20.24% of the outstanding Common Stock as of August 6, 2002.

(1)
Represents less than 1% of the outstanding Common Stock of the Company.

(2)
Based upon 12,178,800 shares of Common Stock outstanding as of August    , 2002. Each named person is deemed to be the beneficial owner of shares of Common Stock that may be acquired within sixty days upon exercise of stock options or warrants and shares, options or warrants owned indirectly through a partnership or corporation. Accordingly, the number of shares and percentage set forth next to the name of such person and all officers and directors as a group include the shares of Common Stock issuable upon presently exercisable stock options or warrants and shares, options or warrants owned indirectly. However, the shares of Common Stock so issuable upon exercise by any persons are not included in calculating the percentage of Common Stock beneficially owned by any other stockholder.

(3)
This number of beneficially owned shares includes 177,222 shares owned by H-H Corporation, a corporation in which Mr. Foti has voting shares and investment power; 157,185 shares owned by VIAMAC, Inc., a corporation in which Mr. Foti has voting shares and investment power; 24,000 shares owned by A Storage on Wheels, a corporation in which Mr. Foti has voting shares and investment power; and 76,000 shares owned by Mr. Foti's spouse.

(4)
This number of beneficially owned shares includes 10,000 shares purchasable pursuant to currently exercisable options or warrants.

(5)
This number of beneficially owned shares includes 12,000 shares owned by two of Mr. Cowart's minor children.

(6)
This number of beneficially owned shares includes 20,000 shares purchasable pursuant to currently exercised options or warrants.

(7)
This number of beneficially owned shares includes 121,181 shares owned directly by The Schorr Family Company, Inc., in which Mr. Schorr is the President and Chief Executive Officer.

(8)
This number of beneficially owned shares includes 362,500 shares owned by Lynden, Inc., a corporation wholly owned by Mr. Stancill, and 40,000 shares owned personally.

BOARD MEETINGS AND COMMITTEES

        The Board of Directors of the Company met five times during 2001. The Board acted on several matters in the form of consent minutes. The Board of Directors has an Audit Committee, Compensation Committee, a Nominating and Corporate Governance Committee, and an Executive Committee.

        The Board of Directors has an Audit Committee which currently consists of directors Paul Schorr, Roger D. Sack and A. Jones Yorke (Chair). All members of the Audit Committee meet the independence standards of the NASD. The Audit Committee meets periodically with the Company's independent public accountants and members of management to review the Company's accounting policies. It also reviews the scope and adequacy of the independent accountants' examination of the

Company's annual financial statements. In addition, the Audit Committee recommends the firm of independent public accountants to be retained by the Company. In 2001, the Audit Committee held telephone conferences and met six times.

        The Compensations Committee currently consists of Directors Stanley L. Bozemam, Jr. and J. Alan Cowart. In 2001, the Committee held telephone conferences and met five times.

        The Nominating Committee, which currently consists of Directors Ronald G. Stancill, and J. Carson Quarles, nominates candidates to serve as Directors. In 2001, the Committee met two times.

        The Executive Committee, which currently consists of Directors J. Carson Quarles, Ronald G. Stancill, Stanley L. Bozeman, Jr., and A. Jones Yorke, conducts certain affairs of the Company in absence of the entire Board of Directors and as allowed by the Company's Bylaws and applicable law. In 2001, the Executive Committee did not meet.

        Directors, both employee and non-employees, are paid $1,000 for each Board meeting attended and $250 for each Committee meeting attended. Additionally, the Directors received a $1,000 quarterly retainer in 2001 and will receive a $1,500 quarterly retainer during 2002.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors of the Company reviews annually the compensation and bonus program of the Chief Executive Officer and makes recommendations to the Board of Directors based on factors and performance of the last completed fiscal year. Mr Foti recommended to the Committee for the reduction in his salary for year 2000 and 2001 to have monies available for allocation to additional corporate management levels. In November 2001, the Board, upon the recommendation of the Compensation Committee, increased Mr. Foti's salary to $180,000. Mr. Foti was also paid a $35,000 bonus in April 2002. The Committee also considers management proposals for other officers and employees of the Corporation and its affiliates.

Compensation Committee
Stanley L. Bozeman, Jr. (Chairperson)
J. Alan Cowart

LIST OF CURRENT OFFICERS OF THE COMPANY

        The following is a list of the names and ages of the current officers of the Company, their business history for the last five years and their term of office with the Company.

NAME	AGE	POSITION AND PRINCIPAL OCCUPATION SINCE 1996	OFFICER SINCE
Victor F. Foti	66	President and Chief Executive Officer of Austins since July 1, 1999; President and Chief Executive Officer; of WesterN SizzliN since March 1, 1995; Executive Vice President of WesterN SizzliN from December 31, 1993 to March 1, 1995	1999
Robyn B. Mabe	40	Vice President and Chief Financial Officer; Secretary/Treasurer, Director of Accounting and Corporate Controller; WesterN SizzliN's Director of Accounting and Corporate Controller since January 1, 1994; Secretary/Treasurer since January 1, 1999; WesterN SizzliN's Vice President and Chief Financial Officer since February 1, 2001.	1999
David M. Hoof	57	Vice President of Operations since May 7,2001. Prior to employment with the Company, Mr Hoof was Vice President of Operations with Dixie Management Group in Bloomington, IL from 1996 to April 2001.	2001

EXECUTIVE COMPENSATION

        Summary Compensation Table.    The following table sets forth compensation paid to certain executive officers during the last three fiscal years.

NAME AND PRINCIPAL POSITION	YEAR	SALARY		BONUS		OTHER
Victor F. Foti President and Chief Executive Officer	2001 2000 1999	$ $ $	150,000 150,000 173,077	$ $ $	0 0 81,264	$ $ $	10,000 10,000 7,000

        Mr. Foti's 2002 salary has been increased to $180,000. Mr. Foti was paid a $35,000 bonus in April 2002. No stock options or stock appreciation rights were granted to Victor F. Foti in 2001. Mr Foti has no outstanding options or stock appreciation grants. No other executive officer was paid as much as $100,000 during any of the last three fiscal years.

RELATED PARTY TRANSACTIONS

        Messrs. Foti, Bozeman, and Cowart collectively own franchises with respect to ten (10) restaurants. The franchises were granted on the same terms and conditions as franchises to non-affiliated persons and these gentlemen paid the same royalty, advertising, and other costs as any other non-affiliated franchisee.

        The Company leases chartered air service for corporate usage from time to time for an airplane owned by the president of the Company. Charges are made on an hourly rate approximately 80% of the competitive rate for chartered air service available for non-affiliated vendors. The Company paid $103,000 directly to the chartered air service during 2001.

        There are no other affiliated or related transactions between or among the Company and its Officers and Directors.

        The Board of Directors has a policy that all transactions with its Officers, Directors, employees and affiliates of the Company will be approved by a majority of disinterested Directors of the Company or a special committee of the Board of Directors consisting of disinterested persons, and will be on terms no less favorable to the Company that such Directors or committee believe would be available from unrelated third parties.

SOLICITATION

        The solicitation of revocations pursuant to this Revocation of Consent Statement is being made by members of the Board of Director of Austins. Consents may be solicited by mail, advertisement, telephone or telecopier and in person. No persons will receive compensation for soliciting consents.

CONSENT PROCEDURE UNDER DELAWARE LAW

        Section 228 of the Delaware General Corporation Law (the "DGCL") generally provides that, unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of shareholders, or any action that may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Neither the Company's Certificate of Incorporation nor its bylaws prohibit shareholder action by written consent.

        Section 213(b) of the DGCL generally provides that if no record date has been fixed by the board of directors, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the books in which proceedings of meetings of the shareholders are recorded. On August 6, 2002, the Dissidents delivered a signed written consent to the Company setting forth and consenting to the Dissidents Proposals. Accordingly, pursuant to Section 213(b) of the DGCL, August 6, 2002, is the Consent Record Date for the solicitation.

APPRAISAL RIGHTS

        Holders of the Company's common stock do not have dissenters' appraisal rights under Delaware law in connection with this Consent Statement or the proposals contained herein.

SHAREHOLDER PROPOSALS

        Shareholder proposals that are intended to be presented at the Company's 2003 annual meeting of shareholders must be received by the Company not later than January 15, 2003, in order to be included in the proxy statement and form of proxy for that meeting.

QUESTIONS?

        If you have any questions or require any assistance in executing or delivering your consent, please call:

Vic Foti (540) 345-3195	or	Robyn Mabe (540) 345-3195

Dated: August    , 2002

ANNEX A

  INFORMATION CONCERNING THE DIRECTORS AND CERTAIN EXECUTIVE OFFICERS AND EMPLOYEES OF AUSTINS AND OTHER PARTICIPANTS WHO MAY ALSO SOLICIT REVOCATIONS OF CONSENTS

        In connection with Austins' solicitation of Revocations of Consents from its stockholders, certain other persons may be deemed to be Participants in the solicitation.

        The following tables set forth the name, principal business address and the present employment or other principal occupation, and the name, principal business and the address of any corporation or other organization in which such employment is carried on, of the directors and certain executive officers and employees of Austins and other representatives of Austins who may be deemed to be Participants in the soliciting of Revocations of Consents.

DIRECTORS OF AUSTINS

        The principal occupations of Austins' directors who are deemed Participants in the solicitation are set forth in the section entitled 'Information About the Board of Directors of Austins' on pages 11 to 13 of this Revocation of Consent Statement. The principal business address of each such person is set forth in that section.

EXECUTIVE OFFICERS AND OTHER EMPLOYEES OF AUSTINS

        The principal occupations of certain of Austins' executive officers and certain other members of management who are deemed Participants in the solicitation are set forth below. The principal occupation refers to such person's position with Austins and each person's business address is 317 Kimball Avenue, N.E., Roanoke, Virginia 24016.

NAME	PRINCIPAL OCCUPATION
Vic Foti	President, Chief Executive Officer
Robyn Mabe	Vice President and Chief Financial Officer/Corporate Secretary and Treasurer

MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS

        Except as described in this Annex A or in the Revocation of Consent Statement, none of the persons who may be deemed 'Participants' as defined in Schedule 14A promulgated under the Exchange Act nor any of their respective affiliates or associates (together, the 'Participant Affiliates'), (1) directly or indirectly beneficially owns any shares of Austins common stock or any securities of any subsidiary of Austins or (2) has had any relationship with Austins in any capacity other than as a stockholder, employee, officer or director. Furthermore, except as described in this Annex A or in the Revocation of Consent Statement, no Participant Affiliate is either a party to any transaction or series of transactions since January 1, 2002, or has knowledge of any currently proposed transaction or series of transactions, (1) to which Austins or any of its subsidiaries was or is to be a party, (2) in which the amount involved exceeds $60,000, and (3) in which any Participant Affiliate had, or will have, a direct or indirect material interest.

        Except for the employment agreements described in the Revocation of Consent Statement or as otherwise described therein or in this Annex A thereto, no Participant Affiliate has entered into any agreement or understanding with any person respecting any future employment by Austins or its affiliates or any future transactions to which Austins or any of its affiliates will or may be a party. Except as described in this Annex A or in the Revocation of Consent Statement, there are no contracts, arrangements or understandings by any Participant Affiliate within the past year with any person with respect to Austins' securities.

APPENDIX 1
AUSTINS STEAKS & SALOON, INC.

        THIS REVOCATION OF CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AUSTINS STEAKS & SALOON, INC., IN OPPOSITION TO THE DISSIDENTS' CONSENT SOLICITATION.

        The undersigned, a holder of shares of common stock, par value $            per share, of Austins Steaks & Saloon, Inc., is acting with respect to all the shares of common stock of Austins Steaks & Saloon, Inc., held by the undersigned, and hereby revokes any and all consents that the undersigned may have given in respect of the following proposals:

        THE BOARD OF DIRECTORS OF AUSTINS' UNANIMOUSLY RECOMMENDS A 'REVOKE CONSENT' ON EACH PROPOSAL SET FORTH BELOW. PLEASE SIGN, DATE AND MAIL THIS REVOCATION OF CONSENT CARD TODAY.

1.
Remove six of the current eight Austins Directors (all except Paul C. Schorr, III and J. Alan Cowart) and remove any other Directors elected or appointed to the Austins Board before the effective time of this shareholder action.

[ ] REVOKE CONSENT	[ ] DO NOT REVOKE CONSENT	[ ] ABSTAIN

INSTRUCTIONS: TO REVOKE CONSENT, WITHHOLD REVOCATION OF CONSENT OR ABSTAIN FROM CONSENTING TO THE REMOVAL OF ALL THE PERSONS NAMED IN THE ABOVE PROPOSAL, CHECK THE APPROPRIATE BOX. IF YOU WISH TO REVOKE THE CONSENT TO THE REMOVAL OF CERTAIN OF THE PERSONS NAMED ABOVE, BUT NOT ALL OF THEM, CHECK THE 'REVOKE CONSENT' BOX AND WRITE THE NAME OF EACH SUCH PERSON AS TO WHOM YOU DO NOT WISH TO REVOKE CONSENT IN THE FOLLOWING SPACE:

2.
Elect Titus W. Greene, Charles W. Mantooth, Thomas M. Hontzas, Charles H. Wright, Pat Vezertzis, Jesse M. Harrington III and William E. Proffitt to replace the six removed Directors and fill the vacancy created by the resignation of Mr. Greene, to serve as Directors of Austins until their respective successors are duly elected and qualified or their earlier resignation or removal. In addition, the Dissidents suggest that the remaining two members of your Company's Board of Directors may resign, in which event the Dissidents propose to elect two as yet unnamed persons to the Board of your Company.

[ ] REVOKE CONSENT	[ ] DO NOT REVOKE CONSENT	[ ] ABSTAIN
3.
Repeal any amendment to the Company's bylaws adopted by the current Board between July 17, 2002 and the date on which this shareholder action becomes effective.

[ ] REVOKE CONSENT	[ ] DO NOT REVOKE CONSENT	[ ] ABSTAIN

INSTRUCTIONS: TO REVOKE CONSENT, WITHHOLD REVOCATION OF CONSENT OR ABSTAIN FROM CONSENTING TO THE ELECTION OF ALL THE PERSONS NAMED ABOVE, CHECK THE APPROPRIATE BOX. IF YOU WISH TO REVOKE THE CONSENT TO THE ELECTION OF CERTAIN OF THE PERSONS NAMED ABOVE, BUT NOT ALL OF THEM, CHECK THE 'REVOKE CONSENT' BOX AND WRITE THE NAME OF EACH SUCH PERSON AS TO WHOM YOU DO NOT WISH TO REVOKE CONSENT IN THE FOLLOWING SPACE:

IF NO DIRECTION IS MADE WITH RESPECT TO ONE OR MORE OF THE FOREGOING PROPOSALS, OR IF YOU MARK EITHER THE 'REVOKE CONSENT' OR 'ABSTAIN' BOX WITH RESPECT TO ONE OR MORE OF THE FOREGOING PROPOSALS, THIS REVOCATION CARD WILL REVOKE ALL PREVIOUSLY EXECUTED CONSENTS WITH RESPECT TO SUCH PROPOSALS.

        Please sign exactly as name appears hereon. If shares are held jointly, each stockholder should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such.

Dated:

Signature
Signature, if held jointly
Title of Authority

        IN ORDER FOR YOUR REVOCATION OF CONSENT TO BE VALID, IT MUST BE DATED.

PLEASE SIGN, DATE AND MAIL YOUR REVOCATION OF CONSENT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

QuickLinks

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
REASONS YOUR AUSTINS BOARD OPPOSES THE DISSIDENTS' CONSENT SOLICITATION
DISSIDENTS' PROPOSALS
QUESTIONS AND ANSWERS ABOUT THIS REVOCATION OF CONSENT SOLICITATION
INFORMATION ABOUT THE BOARD OF DIRECTORS OF AUSTINS
CERTAIN LITIGATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BOARD MEETINGS AND COMMITTEES
REPORT OF THE COMPENSATION COMMITTEE
LIST OF CURRENT OFFICERS OF THE COMPANY
EXECUTIVE COMPENSATION
RELATED PARTY TRANSACTIONS
SOLICITATION
CONSENT PROCEDURE UNDER DELAWARE LAW
APPRAISAL RIGHTS
SHAREHOLDER PROPOSALS
QUESTIONS?